Exhibit 4.2

Execution Copy

COUPONS.COM, INCORPORATED

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

June 1, 2011

Schedule A	Series A-1 Investors
Schedule B	Series 1 Investors
Schedule C	Series A-2 Investors
Schedule D	Series A-3 Investors

Schedule E	Series A-4 Investors
Schedule F	Series A-5 Investors
Schedule G	Series B Investors

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of June 1, 2011, by and among Coupons.com, Incorporated, a Delaware corporation (the “Company”), the investors listed on Schedule A hereto, each of which is herein referred to as a “Series A-1 Investor,” the investors listed on Schedule B hereto, each of which is herein referred to as a “Series 1 Investor,” the investors listed on Schedule C hereto, each of which is herein referred to as a “Series A-2 Investor,” the investors listed on Schedule D hereto, each of which is herein referred to as a “Series A-3 Investor,” the investors listed on Schedule E hereto, each of which is herein referred to as a “Series A-4 Investor,” the investors listed on Schedule F hereto, each of which is herein referred to as a “Series A-5 Investor,” and the investors listed on Schedule G hereto, each of which is herein referred to as a “Series B Investor.” Collectively, the Series A-1 Investors, the Series 1 Investors, the Series A-2 Investors, the Series A-3 Investors, the Series A-4 Investors, the Series A-5 Investors, the Series 1 Investors, and the Series B Investors shall be referred to as “Investors.”

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A-5 Preferred Stock, Series A-4 Preferred Stock, Series A-3 Preferred Stock, Series A-2 Preferred Stock, Series A-1 Preferred Stock, Series 1 Preferred Stock and/or shares of Common Stock issued upon conversion thereof and possess registration rights and other rights pursuant to that certain Seventh Amended and Restated Investors’ Rights Agreement dated as of December 15, 2006, among Coupons, Inc., a California Corporation, and the Company’s predecessor entity, and such Existing Investors (the “Prior Agreement”); and

WHEREAS, the Existing Investors hold a majority of the “Registrable Securities” of the Company (as these terms are defined in the Prior Agreement), and desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, the Company proposes to sell shares of Series B Preferred Stock to certain Investors, and such transaction is contingent upon the entering of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Existing Investors and the Company hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1. Registration Rights. The Company covenants and agrees as follows:

1.1 Definitions. For purposes of this Section 1:

(a) The term “Act” means the Securities Act of 1933, as

(b) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(c) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.

(d) The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.

(e) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(f) The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(g) The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series 1 Preferred Stock, the Series A-3 Preferred Stock, the Series A-4 Preferred Stock, the Series A-5 Preferred Stock or the Series B Preferred Stock held by the Investors; (ii) any Common Stock of the Company held by Passport Capital, LLC; and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) or (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

(h) The number of shares of “Registrable Securities” outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(i) The term “SEC” shall mean the Securities and Exchange Commission.

1.2 Request for Registration.

(a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time after six (6) months after the effective date of the Initial Offering, a written request from the Holders of at least fifty percent (50%) or more of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price in excess of $10,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.2(a) and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) Company shall not be required to effect a registration pursuant to Section 1.2(a):

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii) after the Company has effected two (2) registrations pursuant to Section 1.2(a), and such registrations have been declared or ordered effective; or

(iii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

(iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to Section 1.2(a), a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12)-month period.

(d) Subject to the conditions of this Section 1.2, if the Company shall receive, at any time after June 1, 2014, a written request from the Holders of a majority of the Registrable Securities that are received or receivable in respect of the Series B Preferred Stock (“Series B Registrable Securities”) and are then outstanding and held by the Class B Investors (the “Initiating Series B Holders”) that the Company file a registration statement under the Act covering the registration of Series B Registrable Securities with an anticipated aggregate offering price in excess of $10,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders of Series B Registrable Securities, and subject to the limitations of this Section 1.2, use all reasonable efforts to effect, as soon as practicable, the registration under the Act of all Series B Registrable Securities that the Series B Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(d).

(e) If the Initiating Series B Holders intend to distribute the Series B Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.2(d) and the Company shall include such information in the written notice referred to in Section 1.2(d). In such event the right of any Series B Holder to include its Series B Registrable Securities in such registration shall be conditioned upon such Series B Holder’s participation in such underwriting and the inclusion of such Series B Holder’s Series B Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Series B Holders and such Series B Holder) to the extent provided herein. All Series B Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Series B Holders). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Series B Registrable Securities), then the Company shall so advise all Series B Holders of Series B Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Series B Holders of such Series B Registrable Securities on a pro rata basis based on the number of Series B Registrable Securities held by all such Holders (including the Initiating Series B Holders). Any Series B Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration; provided, however, that the number of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration.

(f) The Company shall not be required to effect a registration pursuant to Section 1.2(d):

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

(iii) after the Company has effected a registration pursuant to this Section 1.2(d), and such registrations have been declared or ordered effective; or

(iv) if the Initiating Series B Holders propose to dispose of Series B Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

(v) if the Company shall furnish to Series B Holders requesting a registration statement pursuant to Section 1.2(d), a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Series B Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12)-month period.

1.3 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use all reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities subject to contractual registration rights, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders), but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case the selling Holders maybe excluded if the underwriters make the determination described above and no other shareholder’s securities are included, or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder that is a Holder of Registrable Securities, and that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.4 Form S-3 Registration.

(a) In case the Company shall receive from the Holders of at least thirty percent (30%) of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(ii) use all reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.4:

(1) if Form S-3 is not available for such offering by the Holders;

(2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $5,000,000;

(3) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period;

(4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 1.4; or

(5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(b) If the Company shall receive from the Series B Holders of a majority of the Series B Registrable Securities, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Series B Registrable Securities owned by such Series B Holder or Series B Holders, the Company shall:

(i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Series B Holders; and

(ii) use all reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Series B Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Series B Registrable Securities of any other Series B Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to Section 1.4(c):

(1) if Form S-3 is not available for such offering by the Holders;

(2) if the Series B Holders propose to sell Series B Registrable Securities at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $5,000,000;

(3) if the Company shall furnish to the Series B Holders a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Series B Holder or Series B Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period;

(4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one registration on Form S-3 for the Series B Holders pursuant to Section 1.4(c);

(5) if the Company has already effected three (3) registrations on Form S-3 for the Series B Holders pursuant to Section 1.4(c); or

(6) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Sections 1.2.

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred eighty (180) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto becomes effective or is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

1.6 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

1.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration).

1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and shareholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating, preparing, pursuing or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided farther, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 1.9(b), for any legal or other expenses reasonably incurred by such person in connection with investigating, preparing, pursuing or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this subsection 1.9(b) exceed the gross proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to he made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omission that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the Initial Offering;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 maybe assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, retired partner or shareholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least 400,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided; (a) the Company is furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Sections 1.12 and 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.12 “Market Stand-Off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days), provided that all officers and directors of the Company as well as holders of at least one percent of the Company’s then outstanding voting securities are bound by and have entered into similar agreements, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired but excluding shares included in the registration of or acquired in or after an initial public offering ), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that, if during the last seventeen (17) days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the restricted period, then for so long as, and to the extent that, Rule 2711 or any successor rule of the Financial Industry Regulatory Authority applies, then the restrictions imposed by this Section shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event). The underwriters in connection with the Company’s initial public offering are intended third party beneficiaries of this Section 1.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

1.13 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1other than Section 1.2(d) and Section 1.4(c) after five (5) years following the consummation of the Initial Offering or, as to any Holder, after the Initial Offering during such times as all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144 of the Act. No Holder shall be entitled to exercise any right provided for in this Section 1.2(d) or 1.4(c) after two (2) years following the consummation of the Initial Offering.

1.14 Future Registration Rights. No future registration rights may be granted without consent of the holders of a majority of the then outstanding Registrable Securities (on an as-converted to common stock basis), including any shares of Common Stock issued upon conversion thereof, unless such future rights are subordinate to the current Investors’ Rights.

2. Right of First Refusal and Information Rights

2.1 Right of First Refusal to Significant Holders. The Company hereby grants to each Holder who owns, alone or with its affiliates, at least 3,000,000 Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like) (the “Significant Holders”), the right of first refusal to purchase its pro rata share of New Securities (as defined below) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Significant Holder’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock owned by such Significant Holder immediately prior to the issuance of New Securities (assuming full conversion of the Registrable Securities and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, into Common Stock held by said Significant Holder) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Registrable Securities and exercise of all outstanding convertible securities, rights, options and warrants and including shares of Common Stock reserved under the Company’s stock plans).

2.2 New Securities. “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include:

(i) securities issued or issuable to officers, employees, directors, consultants, placement agents, and other service providers of the Company (or any subsidiary) pursuant to the Company’s stock plans;

(ii) securities issued pursuant to the conversion or exercise of any outstanding convertible or exercisable securities as of this date of this Agreement;

(iii) securities issued or issuable as a dividend or distribution on Preferred Stock of the Company or pursuant to any event for which adjustment is made pursuant to Article IV, paragraph 4.4, 4.5, 4.6, or 4.7 of the Amended and Restated Certificate of Incorporation of the Company;

(iv) securities offered pursuant to the Initial Offering;

(v) securities issued or issuable pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement;

(vi) securities issued or issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction;

(vii) securities issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships; and

(viii) securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company.

2.3 Notice. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Significant Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Significant Holder shall have ten (10) days after any such notice is mailed or delivered to agree to purchase such Holder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

2.4 Election Period. In the event the Holders fail to exercise fully the right of first within said ten (10) day period (the “Election Period”), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Significant Holders’ right of first refusal option set forth in this Section 2.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Significant Holders delivered pursuant to Section 2.3. In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Significant Holders in the manner provided in this Section 2.1.

2.5 Information Rights.

(a) The Company will furnish the following reports to (i) each Holder who owns at least 1,365,287 shares of Series B Registrable Securities (a “Major Investor”), or (ii) each Holder that is a registered investment company:

(i) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred eighty (180) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of operations and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles consistently applied, audited by independent public accountants selected by the Company.

(b) As soon as practicable after the end of each of the quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days after the end of each quarterly accounting period in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments, and certified by the Chief Financial Officer of the Company.

(c) Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), at any time after such Investor can prove that such confidential information (1) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.5(c) by such Investor), (2) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (3) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company. Notwithstanding the foregoing, an Investor may disclose confidential information:

(i) to any of the Investor’s attorneys, accountants, consultants, and other professionals, to the extent necessary to obtain their services in connection with monitoring the Investor’s investment in the Company and if such professionals are obligated to maintain the confidentiality of the same;

(ii) to any prospective purchaser of any Registrable Securities from the Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 2.5; or

(iii) as may otherwise be required by law, if the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

2.6 Inspection Rights. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s finances and accounts with its officers, all at such reasonable times as may be requested by such Investor; provided, however that the Company will not be obligated to accommodate a request from an Investor pursuant to this Section 2.6 more than once per year.

2.7 Termination of Certain Rights. The Company’s obligations under Sections 2.5 and 2.6 above will terminate upon the closing of the Initial Offering.

3. Miscellaneous.

3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the state of California as applied to agreements among California residents entered into and to be performed entirely within California.

3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7 Entire Agreement: Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. By execution hereof, the Existing Investors hereby terminate the Prior Agreement and accept the rights and obligations under this Agreement. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities each future holder of all such Registrable Securities, and the Company.

3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons, which for purposes of this agreement shall include shares held by Holders having a common or affiliated registered investment adviser, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10 Publicity. The Company agrees not to use the name of any purchaser of Series B Preferred Stock or its advisory clients in connection with this Agreement or any public announcement, press release and/or marketing material without the prior review and express consent of such Investor.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

COUPONS.COM, INCORPORATED

By:	/s/ Steven R. Boal
Steven R. Boal, Chief Executive Officer

Address:	400 Logue Avenue
Mountain View, CA 94040

Phone:	(650) 605-4600
Facsimile:	(650) 605-4700

SIGNATURE PAGE TO COUPONS.COM, INCORPORATED

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS

T. ROWE PRICE ASSOCIATES, INC.
Investment Adviser, for and on behalf of the advisory clients on Attachment A, listed below:

T. Rowe Price Mid-Cap Growth Fund, Inc.
T. Rowe Price Institutional Mid-Cap Equity Growth Fund
T. Rowe Price Mid-Cap Growth Portfolio
T. Rowe Price U.S. Equities Trust
JNL Series Trust – JNL/T. Rowe Price Mid-Cap Growth Fund
Maxim Series Fund, Inc. - Maxim/T. Rowe Price MidCap Growth Portfolio
TD Mutual Funds - TD U.S. Mid-Cap Growth Fund
MassMutual Select Funds, Inc. - MassMutual Select Mid Cap Growth Equity II Fund
MML Series Investment Fund - MML Mid Cap Growth Fund
State of California - Savings Plus Program
Met Investors Series Trust - T. Rowe Price Mid Cap Growth Portfolio

By:	/s/ Brian W. H. Berghuis
Name:	Brian W. H. Berghuis
Title:	Vice President

Coupons_Investor Rights Agreement

INVESTORS

T. ROWE PRICE ASSOCIATES, INC.
Investment Adviser, for and on behalf of the advisory clients on Attachment A, listed below:

T. Rowe Price Small-Cap Stock Fund, Inc.
T. Rowe Price Institutional Small-Cap Stock Fund
T. Rowe Price Personal Strategy Income Fund
T. Rowe Price Personal Strategy Balanced Fund
T. Rowe Price Personal Strategy Growth Fund
T. Rowe Price Personal Strategy Balanced Portfolio
T. Rowe Price Small-Cap Stock Trust
Valic Company I – Small Cap Fund
TD Mutual Funds – TD U.S. Small-Cap Equity Fund

By:	/s/ Gregory A. McCrickard
Name:	Gregory A. McCrickard
Title:	Vice President

Coupons_Investor Rights Agreement

INVESTORS

T. ROWE PRICE ASSOCIATES, INC.
Investment Adviser, for and on behalf of the advisory clients on Attachment A, listed below:

T. Rowe Price Science & Technology Fund, Inc.
Valic Company I – Science & Technology Fund
John Hancock Variable Insurance Trust – Science & Technology Trust

By:	/s/ Ken Allen
Name:	Ken Allen
Title:	VP

Coupons_Investor Rights Agreement

INVESTORS

T. ROWE PRICE ASSOCIATES, INC.
Investment Adviser, for and on behalf of the advisory clients on Attachment A, listed below:

T. Rowe Price Global Technology Fund, Inc.
TD Mutual Funds — TD Science & Technology Fund

By:	/s/ Ken Allen
Name:	Ken Allen
Title:	VP

Coupons_Investor Rights Agreement

INVESTORS

T. ROWE PRICE ASSOCIATES, INC.
Investment Adviser, for and on behalf of the advisory clients on Attachment A, listed below:

T. Rowe Price New Horizons Fund, Inc.
T. Rowe Price New Horizons Trust
T. Rowe Price U.S. Equities Trust

By:	/s/ J. David Wagner
Name:	J. David Wagner
Title:	VP

Coupons_Investor Rights Agreement

INVESTORS

T. ROWE PRICE ASSOCIATES, INC.
Investment Adviser, for and on behalf of the advisory clients on Attachment A, listed below:

T. Rowe Price Diversified Mid-Cap Growth Fund, Inc.
The Bunting Family III, LLC
Seasons Series Trust — Mid-Cap Growth Portfolio
The Bunting Family VI Socially Responsible LLC
Lincoln Variable Insurance Products Trust — LVIP T. Rowe Price Structured Mid Cap Growth Portfolio
ING Partners, Inc. - ING T. Rowe Price Diversified Mid Cap Growth Portfolio
T. Rowe Price Tax-Efficient Equity Fund

By:	/s/ Donald J. Peters
Name:	Donald J. Peters
Title:	Vice President

Coupons_Investor Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

SMALLCAP WORLD FUND, INC.

/s/ Paul G. Haaga, Jr
Name: Title:	Paul G. Haaga, Jr Chairman
Capital Research and Management Company

SIGNATURE PAGE TO COUPONS.COM, INCORPORATED

EIGHT AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

ALLEN & COMPANY INCORPORATED

By:	/s/ Kim M. Wieland
Name:	Kim M. Wieland
Title:	Chief Financial Officer

SIGNATURE PAGE TO COUPONS.COM, INCORPORATED

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

ALLEN & COMPANY LLC, AS NOMINEE FOR ITSELF AND CERTAIN EMPLOYEES

By:	/s/ Kim M. Wieland
Name:	Kim M. Wieland
Title:	Chief Financial Officer

SIGNATURE PAGE TO COUPONS.COM, INCORPORATED

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS: ABU DHABI INVESTMENT COUNCIL

By:	/s/ Salem Mohamed Al Ameri
Name:	Salem Mohamed Al Ameri
Title	Executive Director

By:	/s/ Hashim Fawwaz Al Kudsi
Name:	Hashim Fawwaz Al Kudsi
Title	Executive Director

SIGNATURE PAGE TO COUPONS.COM, INCORPORATED

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Steven Boal
Print name of investor

By:	/s/ Steven Boal
(please sign)

SIGNATURE PAGE TO COUPONS.COM, INCORPORATED

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Michael Walsh
Print name of investor

By:	/s/ Michael Walsh
(please sign)

SIGNATURE PAGE TO COUPONS.COM, INCORPORATED

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor’s Rights Agreement as of the date first above written.

INVESTORS:

Passport Ventures, LLC

By:	Passport Capital, LLC
Its Investment Manager

By:	/s/ John Burbank
Name: John Burbank
Title: Managing Member

SIGNATURE PAGE TO COUPONS.COM, INCORPORATED

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

Series A-1 Investors

Investor
Brady, Bill

Fishman, Alvin L.

Gilligan, Patrick

Jain, Naveen

Lenzo, Christopher

Spieker Living Trust as amended and restated on 1/14/88

Spieker Living Trust U/A/D 3/12/2002

Strock, Richard

VCI Electronic Coupons, Inc.

SCHEDULE B

Series 1 Investors

Investor
Boal, Steven R.

Bodine, Murray G.

Bodor, Paul

Campodonico Bros. Partnership No. 2

Collins, Barbara

Dean, Warren H.

Fishman, Alvin L.

Gilligan, Patrick

Golden, Robert

Harris, J. Andrew Trust

Higgs, Simon

Hoffman, Neil

Kananen, Ronald P.

Klein, Jim

Lewis, Ralph

Madding, Michael G. Trust

Malloy, Leah

Metcalf, Brock

Morgan, John P.

Oxman, Herbert A.

Paragraphics Advertising

Passport Ventures, LLC

Shaw, John

Smith, Glenn

Spieker Jr., Warren E.

Strock, Richard

Tracy, Adam

Wagner, Byron

Walek, Tom A.

Walsh, Michael Roger

Wimalasekere, Dilendra

SCHEDULE C

Series A-2 Investors

Investor

Bodine, Murray G.

Columbus Capital Offshore Fund, Ltd.

Columbus Capital Partners, LP

Passport Ventures, LLC

Spieker Jr., Warren E.

SCHEDULE D

Series A-3 Investors

Investor

Marchette, Steve

Passport Ventures, LLC

Virnig, Ken

SCHEDULE E

Series A-4 Investors

Investor

Passport Ventures, LLC

SCHEDULE F

Series A-5 Investors

Investor

Passport Ventures, LLC

SCHEDULE G

Series B Investors

Investor

Clipperbay and Co. HG22

Fund - T. Rowe Price Mid-Cap Growth Fund

Fund - T. Rowe Price Institutional Mid-Cap Equity Growth Fund

Fund - T. Rowe Price Mid-Cap Growth Portfolio

Investor

Fund - T. Rowe Price US Equities Trust - Mid-Cap Growth

Account Name - JNL/T. Rowe Price Mid-Cap Growth Fund

Fund - Maxim T. Rowe Price MidCap Growth Portfolio

Reference: TD U.S. Mid-Cap Growth Fund

Fund -MassMutual Select Mid-Cap Growth Equity II Fund

Investor

Fund -MML Mid Cap Growth Fund

Account Name - State of California Mid-Cap Growth

Fund -Metropolitan Series Fund - TRP Mid Cap Growth Portfolio

Fund - T. Rowe PriceNew Horizons Fund

Investor

Fund - T. Rowe Price New Horizons Trust

Fund - T. Rowe Price US Equities Trust - Small Cap Growth

Fund - T. Rowe Price Small-Cap Stock Fund

Fund - T. Rowe Price Institutional Small-Cap Stock Fund

Investor

Fund - T. Rowe Price Personal Strategy Income Fund - Small-Cap Stock

Fund - T. Rowe Price Personal Strategy Balanced Fund - Small-Cap Stock

Fund - T. Rowe Price Personal Strategy Growth Fund-Small-Cap Stock

Fund - T. Rowe Price Personal Strategy Balanced Portfolio - Small-Cap Stock

Investor

Fund - T. Rowe Price Small-Cap Stock Trust

Fund - VALIC Company I - Small Cap Fund

Reference: TD U.S. Small Cap Equity Fund

Fund - T. Rowe Price Global Technology Fund

Reference: TD Science & Technology Fund

Investor

Fund - T. Rowe Price Diversified Mid-Cap Growth Fund

BOOTH & CO.

Fund - Seasons Series Trust - Mid-Cap Growth Portfolio

BOOTH & CO.

Reference: LVIP T. Rowe Price Growth Stock Fund

Investor

Fund - ING T. Rowe Price Diversified Mid Cap Growth Portfolio

Fund - T. Rowe Price Tax Efficient Equity Fund - Smaller Company Growth

Fund - T. Rowe Price Science & Technology Fund

Fund - Valic Company I - Science & Technology Fund

Investor

Fund - John Hancock Trust - Science & Technology Trust

Abu Dhabi Investment Council

Sanba II Investment Company

Al Rayyan Investment Company

Wakra Investment Company

Well of Knowledge Investment Company

Investor

Allen & Company Incorporated

Allen & Company

Allen & Company LLC, as nominee for itself and certain employees

Allen & Company